Exhibit 10.1

COCA-COLA PLAZA

ATLANTA, GEORGIA

J. ALEXANDER M. DOUGLAS, JR. PRESIDENT, COCA-COLA NORTH AMERICA	P. O. BOX 1734 ATLANTA, GA 30301 —— 404 676-4421 FAX 404-598-4421

March 31, 2017

Coca-Cola Bottling Co. Consolidated

Piedmont Coca-Cola Bottling Partnership

CCBC of Wilmington, Inc.

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

Attention: J. Frank Harrison III

Dear Frank,

Reference is made to the CBA (as defined below). Capitalized terms used and not otherwise defined in this letter agreement have the respective meanings ascribed to such terms in the RMA.

This letter sets forth certain mutual understandings and agreements of The Coca-Cola Company, a Delaware corporation (“Company”), Coca-Cola Refreshments USA, Inc., a Delaware corporation (“CCR”), Coca-Cola Bottling Co. Consolidated, a Delaware corporation (“CCBCC”), Piedmont Coca-Cola Bottling Partnership, a Delaware general partnership (“Piedmont”), and CCBC of Wilmington, Inc., a Delaware corporation (“CCBC Wilmington” and, collectively with CCBCC and Piedmont, “Bottler”), regarding certain waivers and agreements with respect to the application of certain provisions of the CBA and the RMA (as defined below) to the CCBCC Group Territory (as defined below).

In light of Bottler’s particular circumstances and corporate structure, Company and CCR hereby waive application of the Volume Per Capita performance standards set forth in Section 14.2 of each CBA with respect to the individual geographic territory covered by such CBA, and, in connection with such waiver, each of Company, CCR and Bottler hereby agree that Bottler will comply with such Volume Per Capita performance standards equivalent to those set forth in CBA Section 14.2 with respect to the entire CCBCC Group Territory in the aggregate (and, for purposes of determining Bottler’s compliance with the foregoing, “Equivalent Case Volume Per Capita” will mean the total aggregated volume of 192 ounce equivalent cases of all Covered Beverages sold in the CCBCC Group Territory divided by the population for such CCBCC Group Territory as determined based on the then most current information published by the United States Census Bureau). Company and CCR hereby also waive the capital expenditures requirements set forth in Section 14.2 of each CBA with respect to each individual Bottler territory under a particular CBA and, in connection with such waiver, each of Company, CCR and Bottler hereby further agree that Bottler (and its subsidiaries) will make such capital

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expenditures in the aggregate for the entire CCBCC Group Territory as would be necessary to comply with CBA Section 14.2, as modified by Section 14.3 of the Regional Manufacturing Agreement, dated as of the date hereof (the “RMA”), by and between Company and CCBCC, if such requirements applied to the entire CCBCC Group Territory. Any breach by Bottler of its agreements in this letter with respect to the modified Volume Per Capita performance standard or capital expenditure requirement described herein will be deemed a breach of each CBA and, if applicable, the RMA, and Company will be entitled to exercise all of its rights thereunder as a result of any such breach.

Each of Company and Bottler further agree that the terms of that certain Expanding Participating Bottler Revenue Incidence Agreement, effective January 1, 2017, by and between Company and CCBCC, will continue to apply to each of Piedmont and CCBC Wilmington and with respect to the entire CCBCC Group Territory, and each of Piedmont and CCBC Wilmington will be considered a party to such Expanding Participating Bottler Revenue Incidence Agreement for all purposes thereof.

Finally, in connection with the execution of the RMA, Company and CCBCC agree and acknowledge that the RMA now incorporates key provisions of that certain letter agreement regarding CCNA Exchange for Regional Producing Bottlers, dated April 29, 2016 (the “CCNA Exchange Letter”), by and between Company and CCBCC. Accordingly, Company and CCBCC therefore agree that such CCNA Exchange Letter is hereby terminated and superseded in its entirety as of the Effective Date by the RMA.

As used herein, “CBA” means, collectively, (a) that certain Comprehensive Beverage Agreement Form EPB First-Line and Sub-Bottling, dated as of the date hereof (the “CCBCC CBA”), by and between Company, CCR and CCBCC, (b) that certain Comprehensive Beverage Agreement Form EPB First-Line, dated as of the date hereof (the “Piedmont CBA”), by and between Company and Piedmont, (c) that certain Comprehensive Beverage Agreement Form EPB First-Line, dated as of the date hereof (the “Marion CBA”), by and between Company and Piedmont, and (d) that certain Comprehensive Beverage Agreement Form EPB First-Line, dated as of the date hereof (the “CCBC Wilmington CBA”), by and between Company and CCBC Wilmington, as each of the foregoing may be amended. As used herein, “CCBCC Group Territory” means, collectively, the “Territory” under the CCBCC CBA and the “First-Line Territory” under each of the Piedmont CBA, the Marion CBA and the CCBC Wilmington CBA.

Company, CCR and Bottler expressly reserve and do not waive hereunder any and all rights under the CBA, the RMA or any other agreement. Company, CCR and Bottler agree that the contents of this letter are confidential and that none of the parties may discuss or disclose any of the provisions herein without the express written permission of the other parties, except (a) as required under applicable securities laws, legal process or other laws, (b) that each party may disclose the contents of this letter to those of its directors, officers, employees, lenders, potential financing sources and representatives of its legal, accounting and financial advisors (the persons to whom such disclosure is permissible being collectively referred to herein as “Representatives”) who have a need to know such information as long as such Representatives are informed of the confidential and proprietary nature of the information. The parties agree that the merger, integration and similar provisions in the CBA and RMA stating that such CBA or RMA encompasses all agreements between the parties and supersedes all prior agreements will

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not have any effect on the validity and continuance of the provisions of this letter, and Company, CCR and Bottler agree never to assert that this letter has been superseded by a merger, integration or similar provision of the CBA or RMA unless the parties specifically state in such CBA or RMA that they intend to modify or supersede this letter by making specific reference to this letter. Except as expressly modified herein, each of the CBA and RMA will continue in full force and effect in accordance with their respective terms.

Please acknowledge your acceptance of the foregoing by signing where indicated below and returning it to us.

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Very truly yours,

/s/ J. Alexander M. Douglas, Jr.

J. Alexander M. Douglas, Jr.
President, Coca-Cola North America and Authorized Signatory for CCR

Agreed to and Accepted as of the date first written above:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ E. Beauregarde Fisher III
	Name:	E. Beauregarde Fisher III
	Title:	Executive Vice President & General Counsel

PIEDMONT COCA-COLA BOTTLING PARTNERSHIP

By:	Coca-Cola Bottling Co. Consolidated, its Manager

	By:	/s/ E. Beauregarde Fisher III
		Name:	E. Beauregarde Fisher III
		Title:	Executive Vice President & General Counsel

CCBC OF WILMINGTON, INC.

By:	/s/ Lawrence K. Workman, Jr.
	Name:	Lawrence K. Workman, Jr.
	Title:	Vice President